EXHIBIT 10.4(a)

SCHEDULE A TO EXHIBIT 10.4

The following individuals entered into Salary Continuation Plans with The Ohio Valley Bank Company which are identical to the  Salary Continuation Plan, dated January 26, 2016, between Larry E. Miller and The Ohio Valley Bank Company filed herewith.

Name	Date of Agreement

Scott W. Shockey	July 9, 2020